Exhibit 99.1

Contact: L. Keith Graves
Phone: 314-214-7000
E-mail: lkg@talx.com
NEWS RELEASE
TALX REPORTS 82 PERCENT GROWTH IN SECOND-QUARTER
EARNINGS FROM CONTINUING OPERATIONS;
RAISES FULL-YEAR GUIDANCE
ST. LOUIS, MO (October 26, 2005) — TALX Corporation (NASDAQ: TALX) today reported that earnings from continuing operations increased 82 percent to $7.2 million, or $0.32 per diluted share, for the second fiscal quarter ended September 30, 2005, from $3.9 million, or $0.18 per diluted share, for the year-ago period. The earnings improvement primarily reflects strong revenue gains in The Work Number services, overall cost control and the contribution from recent acquisitions.
Second-quarter revenues grew 32 percent to $48.3 million from $36.6 million in the year-earlier quarter. The Work Number services’ revenues rose 54 percent, and revenues for the tax management services business increased 20 percent from year-ago levels.
Gross profit for the second quarter expanded 43 percent to $30.8 million from $21.6 million, with gross margin rising 470 basis points to 63.7 percent from 59.0 percent the year before. Gross profit for The Work Number services increased 67 percent to $17.2 million from $10.3 million, and the gross margin climbed 630 basis points to 78.6 percent from 72.3 percent the year before. Gross profit for the tax management services business rose 23 percent to $13.3 million from $10.8 million, with gross margin improving 120 basis points to 51.0 percent from 49.8 percent the year before.
Revenues for the first half of fiscal 2006 increased 31 percent to $95.1 million from $72.7 million the year before. Earnings from continuing operations for the first six months of fiscal 2006 were $13.6 million, or $0.61 per diluted share. In the year-ago period, the company earned $4.1 million, or $0.20 per diluted share, which included a $2.5 million, or $0.12 per diluted share, SEC settlement charge. Excluding this charge, adjusted earnings from continuing operations grew 105 percent for the six-month period, from $6.6 million, or $0.32 per diluted share. See attached “Supplemental Financial Information” for a reconciliation of differences from the comparable GAAP measures in fiscal year 2005.
Because of the continuing favorable operating trends, TALX is again raising guidance for the fiscal year ending March 31, 2006. Revenue is now estimated to be a range of $193 million to $196 million compared with previous guidance of $190.5 million to $194.5 million. The estimate for diluted earnings per share from continuing operations is now a range of $1.20 to $1.24 compared with the previous guidance of $1.15 to $1.20.
TALX also provided initial guidance for the third fiscal quarter ending December 31, 2005. The company expects diluted earnings per share from continuing operations of $0.29 to $0.31, compared with $0.22 in the comparable fiscal 2005 period, and revenues ranging from $46 million to $48 million, up from the year-earlier $39.8 million. In the fiscal third quarter, the company typically experiences seasonally lower revenues compared to the prior sequential quarter because the holiday period reduces the number of workdays, which in particular affects The Work Number services line of business.
William W. Canfield, president and chief executive officer, commented, “The continued strong performance of The Work Number services reflects our strategy of growing the database and extending its use by both our employer and verifier clients. Further, we have continued to identify and implement new services that remove manual processes and costs from clients’ payroll and HR operations, which translate to higher revenue levels for The Work Number services. As a result of our highly scalable business model in this segment, our gross profit for the second quarter expanded $6.9 million over the year ago quarter.”
“In our tax management services business, the quarter benefited from revenues from our recent acquisitions in both the unemployment tax management and tax credits and incentives businesses. Within the unemployment tax management business, revenues were consistent with year-ago levels. In addition to the acquisitions’ contributions to our second-quarter financial results, they provide ‘best-of-class’ service for our portfolio and expand our cross-selling capabilities.”
L. Keith Graves, vice president and chief financial officer, pointed out, “In addition to the strong growth in revenues during the quarter, we continued to benefit from our acquisition integration initiatives and our focus on cost control. As a result, our SG&A expenses as a percentage of revenues improved 180 basis points to 37.5 percent from 39.3 percent a year ago. This improvement, coupled with the 470 basis point improvement in gross margin, resulted in a record operating margin of 26.2 percent. Further, our solid financial results yielded over $15 million in cash from operating activities in the first half of fiscal 2006, which contributed to our repayment of $18 million of debt.”
The total number of employment records in The Work Number services database increased to 119.2 million at September 30, 2005, from 100.2 million a year ago, representing a 19 percent gain. The company added 9.8 million employment records during the quarter, representing a 9 percent increase in total records over the previous sequential quarter. Total employment records under contract, including those in the contract backlog to be added to the database, increased 20 percent to 126.5 million at September 30, 2005, from 105.8 million a year earlier and 9 percent over the previous sequential quarter total of 116.1 million. Included within the 9.8 million employment records added during the quarter were approximately 6 million records from Jon-Jay Associates, acquired in April 2005.
A conference call to discuss the company’s fiscal 2006 second-quarter performance and its outlook is scheduled for Thursday, October 27, at 9:00 a.m. Central Time. To participate in this call, dial (800) 762-4717. A slide presentation will accompany the call on the Web at www.talx.com/2006. Other information of investor interest can be found at www.talx.com/investor, and the company’s corporate governance website is located at www.talx.com/governance. A digitized replay of the call will be available from 2:30 p.m. CDT on Thursday, October 27, through January 27, 2006. The replay number is (800) 475-6701 and the access code is 800162.
Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, favorable operating trends, anticipated revenue and earnings in the third quarter of fiscal 2006 and for the fiscal year ending March 31, 2006, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the preliminary nature of our estimates, which are subject to change as we collect additional information and they are reviewed internally and by our external auditors, as well as the risks detailed in the company’s Form 10-K for the fiscal year ended March 31, 2005, under the caption “Risk Factors” in “Part I — Item 1,” as well as (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third-party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as interest rates and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality or inappropriate use of data as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with potential challenges regarding the applicability of the Fair Credit Reporting Act or similar law; (7) risks associated with changes in economic conditions or unemployment compensation or tax credit laws; (8) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (9) risks related to the applicability of any new privacy legislation or interpretation of existing laws; (10) the risk of interruption of our computer network and telephone operations, including potential slow-down or loss of business as potential clients review our operations; and (11) risks relating to the applicability of the SUTA Dumping Prevention Act of 2004 to our tax planning services. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.
TALX Corporation is a leading business process outsourcer of payroll-related and human resources services. Based in St. Louis, Missouri, TALX holds a leadership position in two key areas — automated employment and income verification via The Work Number (R) and unemployment tax management via UC eXpress (R). The TALX suite of electronic services also includes tax credits and incentives, paperless pay, time tracking, W-2 management, I-9 management, and onboarding services. The company’s common stock trades in the Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s web site at www.talx.com.
— tables attached —

TALX Corporation and Subsidiaries
Supplemental Financial Information
The company sometimes uses information derived from consolidated financial information but not presented in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). Specifically, in this release, the company has used non-GAAP financial measures to eliminate the effect on fiscal 2005 earnings from continuing operations and diluted earnings per share of a $2.5 million charge recorded in connection with a settlement with the SEC.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP measures internally to evaluate the performance of the business, including allocation of assets and resources, planning, comparison of financial performance between historical periods and evaluation and compensation of management and staff. We believe that the presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that we do not consider to be indicative of earnings from our ongoing operating activities and allow for an equivalent comparison to prior-period results.
Reconciliation of the Six Months Ended September 30, 2004 Adjusted Earnings from Continuing Operations to GAAP Earnings from Continuing Operations:

GAAP earnings from continuing operations	$4.1	million
SEC settlement charge	2.5	million

Adjusted earnings from continuing operations	$6.6	million

Reconciliation of the Six Months Ended September 30, 2004 Adjusted Diluted Earnings Per Share from Continuing Operations to GAAP Diluted Earnings Per Share from Continuing Operations:

GAAP diluted EPS from continuing operations	$0.20
SEC settlement charge	0.12

Adjusted diluted EPS from continuing operations	$0.32

TALX Corporation and Subsidiaries
Consolidated Statements of Earnings
(dollars in thousands, except share information)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
The Work Number services	$21,857	$14,188	$42,302	$28,605
Tax management services	26,043	21,662	51,968	42,562
Maintenance and support	444	780	868	1,524

Total revenues	48,344	36,630	95,138	72,691

Cost of revenues:
The Work Number services	4,679	3,931	9,409	8,123
Tax management services	12,766	10,873	25,542	22,007
Maintenance and support	100	232	186	464

Total cost of revenues	17,545	15,036	35,137	30,594

Gross profit	30,799	21,594	60,001	42,097

Operating expenses:
Selling and marketing	8,073	6,618	15,803	13,638
General and administrative	10,052	7,779	20,140	15,949
SEC settlement charge	—	—	—	2,500

Total operating expenses	18,125	14,397	35,943	32,087

Operating income	12,674	7,197	24,058	10,010

Other income(expense), net:
Interest income	154	33	311	56
Interest expense	(1,008)	(734)	(1,924)	(1,283)
Other, net	—	(1)	(5)	(1)

Total other income (expense), net	(854)	(702)	(1,618)	(1,228)

Earnings from continuing operations before income tax expense	11,820	6,495	22,440	8,782
Income tax expense	4,669	2,565	8,864	4,654

Earnings from continuing operations	7,151	3,930	13,576	4,128
Discontinued operations, net of income taxes:
Earnings(loss)from discontinued operations, net	(4)	23	3	7
Gain on disposal of discontinued operations, net	30	106	225	280

Earnings from discontinued operations	26	129	228	287

Net earnings	$7,177	$4,059	$13,804	$4,415

Basic earnings per share:
Continuing operations	$0.34	$0.19	$0.65	$0.20
Discontinued operations	—	0.01	0.01	0.01

Net earnings	$0.34	$0.20	$0.66	$0.21

Diluted earnings per share:
Continuing operations	$0.32	$0.18	$0.61	$0.20
Discontinued operations	—	0.01	0.01	0.01

Net earnings	$0.32	$0.19	$0.62	$0.21

Weighted average number of shares outstanding (basic)	21,058,725	20,597,788	21,058,146	20,551,216

Weighted average number of shares outstanding (diluted)	22,440,528	21,529,146	22,353,292	21,519,363

TALX Corporation and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share information)

	September 30, 2005	March 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,806	$11,399
Short-term investments	8,950	7,615
Accounts receivable, less allowance for doubtful accounts of $4,000 at September 30, 2005, and $3,173 at March 31, 2005	23,723	19,718
Work in progress, less progress billings	2,829	3,713
Prepaid expenses and other current assets	7,163	5,282
Deferred tax assets, net	1,712	1,683

Total current assets	47,183	49,410
Property and equipment, net of accumulated depreciation of $21,668 at September 30, 2005, and $18,572 at March 31, 2005	12,712	11,414
Capitalized software development costs, net of amortization of $5,405 at September 30, 2005, and $4,605 at March 31, 2005	3,759	3,374
Goodwill	154,359	136,143
Other intangibles, net	53,675	45,448
Other assets	1,300	1,130

	$272,988	$246,919

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,128	$2,054
Accrued expenses and other liabilities	13,313	16,502
Dividends payable	1,063	835
Deferred revenue	5,566	5,203

Total current liabilities	23,070	24,594
Deferred tax liabilities, net	11,899	10,083
Long-term debt	66,850	57,500
Other liabilities	2,821	2,878

Total liabilities	104,640	95,055

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares and no shares issued or outstanding at September 30, 2005 or March 31, 2005	—	—
Common stock, $.01 par value; authorized 75,000,000 shares at September 30, 2005, and 30,000,000 shares at March 31, 2005; issued 21,306,466 shares at September 30, 2005, and 20,922,011 shares at March 31, 2005	213	209
Additional paid- in capital	170,660	164,937
Deferred compensation	(1,751)	(223)
Accumulated deficit	(827)	(12,726)
Accumulated other comprehensive income:
Unrealized gain on interest rate swap contract, net of tax expense of $35 at September 30, 2005, and $39 at March 31, 2005	53	59
Treasury stock, at cost, 42,275 shares at March 31, 2005	—	(392)

Total shareholders’ equity	168,348	151,864

	$272,988	$246,919

TALX Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net earnings	$13,804	$4,415
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,045	5,074
Deferred compensation	43	—
Deferred taxes	1,715	756
Gain on swap agreement	(59)	—
Change in assets and liabilities, excluding those acquired:
Accounts receivable, net	(2,794)	(823)
Work in progress, less progress billings	939	17
Prepaid expenses and other current assets	(1,771)	6,100
Other assets	(267)	78
Accounts payable	1,062	5
Accrued expenses and other liabilities	(2,127)	(2,519)
Deferred revenue	(1,174)	(1,213)
Other liabilities	(57)	(81)

Net cash provided by operating activities	15,359	11,809

Cash flows from investing activities:
Additions to property and equipment	(3,882)	(3,734)
Change in restricted cash	—	38,645
Acquisitions, net of cash received	(27,545)	(39,891)
Purchases of short-term investments	(5,120)	(5,630)
Proceeds from sale of short-term investments	3,785	—
Capitalized software development costs	(1,186)	(997)

Net cash used in investing activities	(33,948)	(11,607)

Cash flows from financing activities:
Issuance of common stock	3,611	1,359
Repurchase of common stock	(1,287)	—
Borrowings under long-term debt facility	84,850	—
Repayments under long-term debt facility	(75,500)	(5,000)
Dividends paid	(1,678)	(1,367)

Net cash provided by (used in) financing activities	9,996	(5,008)

Net decrease in cash and cash equivalents	(8,593)	(4,806)
Cash and cash equivalents at beginning of period	11,399	8,568

Cash and cash equivalents at end of period	$2,806	$3,762

# # #